UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2026

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices and zip code)

+1 (512) 774-8930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed under Item 5.07 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2026, at a special meeting held on March 31, 2026, the shareholders of VolitionRx Limited (the “Company”) approved a proposal granting the Company’s board of directors (the “Board”) the authority to exercise its discretion to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”), to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with the specific ratio to be determined by the Board within the range that was approved by the stockholders of the Company in connection therewith.

The Board has approved the reverse stock split (the “Reverse Stock Split”) at a ratio of one-for-twenty (the “Split Ratio”). The Company is effecting the Reverse Stock Split in consideration of, among other things, the terms of the documents executed in connection with the financings with Lind Global Asset Management XII LLC consummated on each of May 20, 2025 and January 15, 2026. The Reverse Stock Split is expected to become effective at 12:01 a.m. ET on April 28, 2026 (the “Effective Date”) with the shares to begin trading on a split-adjusted basis at market open. In connection with the Reverse Stock Split, every 20 shares of Common Stock issued and outstanding as of the Effective Date will be automatically converted into one share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Each holder of Common Stock that would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share, and all outstanding warrants, options, equity incentive awards, and other outstanding equity securities and instruments will be rounded up to the next whole share or, if applicable, cash will be paid in lieu of such fractional share in accordance with the terms thereof. As a result of the Reverse Stock Split, proportionate adjustments will be made according to the Split Ratio to (i) all outstanding equity incentive awards under the Company’s 2015 Stock Incentive Plan and 2024 Stock Incentive Plan, (ii) all outstanding warrants and convertible notes, (iii) all shares of Common Stock available for future issuance under the Company’s 2024 Stock Incentive Plan, and (iv) all other outstanding equity securities and instruments.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: April 17, 2026	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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